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                             20TH CENTURY INDUSTRIES
                                   PENSION PLAN

                         1994 AMENDMENT AND RESTATEMENT


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                                    CONTENTS

ARTICLE I NAME AND EFFECTIVE DATE ............................................ 1

ARTICLE II DEFINITIONS........................................................ 1
    2.1 Actuarial Equivalent or Equivalent Actuarial Value ................... 1
    2.2 Affiliated Company.................................................... 1
    2.3 Annuity Starting Date ................................................ 1
    2.4 Beneficiary........................................................... 1
    2.5 Board of Directors ................................................... 2
    2.6 Code ................................................................. 2
    2.7 Committee............................................................. 2
    2.8 Company .............................................................. 2
    2.9 Compensation.......................................................... 2
    2.10 Early Retirement Date................................................ 3
    2.11 Effective Date ...................................................... 4
    2.12 Election Period ..................................................... 4
    2.13 Employee............................................................. 4
    2.14 Employment Commencement Date......................................... 4
    2.15 Entry Date........................................................... 4
    2.16 ERISA ............................................................... 4
    2.17 Funding Agreement.................................................... 4
    2.17A Highly Compensated Employee......................................... 4
    2.18 Investment Fund...................................................... 7
    2.19 Investment Manager .................................................. 7
    2.20 Late Retirement Date................................................. 7
    2.21 Normal Retirement Age................................................ 7
    2.22 Participant.......................................................... 7
    2.23 Participating Employee............................................... 7
    2.24 Pension Fund ........................................................ 7
    2.25 Period of Service.................................................... 7
    2.26 Period of Severance.................................................. 8
    2.27 Plan................................................................. 9
    2.28 Plan Administrator................................................... 9
    2.29 Plan Year............................................................ 9
    2.30 Qualified Election................................................... 9
    2.31 Qualified Joint and Survivor Annuity ............................... 10
    2.32 Qualified Preretirement Survivor Annuity............................ 10
    2.33 Retirement Date .................................................... 10
    2.34 Spouse ............................................................. 10
    2.35 Total and Permanent Disability ..................................... 10
    2.36 Trust Agreement .................................................... 10
    2.37 Trust or Trust Fund................................................. 11
    2.38 Trustee............................................................. 11

ARTICLE III ELIGIBILITY AND PARTICIPATION ................................... 11
    3.1 Eligibility To Participate........................................... 11
    3.2 Commencement of Participation ....................................... 11
    3.3 Eligibility of Former Employees...................................... 11

ARTICLE IV COMPANY CONTRIBUTIONS ............................................ 11
    4.1 Pension Fund and Funding Agreement .................................. 11
    4.2 Contributions........................................................ 11

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    4.3 Irrevocability ...................................................... 12
    4.4 Company Not Obligated to Continue Contributions ..................... 12
    4.5 Employee Contributions............................................... 12

ARTICLE V RETIREMENT BENEFITS................................................ 12
    5.1 Normal Retirement Benefit ........................................... 12
    5.2 Postponed Retirement Benefit......................................... 13
    5.3 Early Retirement Benefit............................................. 13
    5.4 Suspension of Benefits Upon Re-Employment On or After Normal
        Retirement Date...................................................... 13

ARTICLE VI PAYMENT OF BENEFITS .............................................. 14
    6.1 Commencement of Benefits ............................................ 14
    6.2 Form of Benefits Provided............................................ 15
    6.3 Lump Sum Distributions .............................................. 16
    6.4 Payment of Small Benefits............................................ 17
    6.5 Facility of Payment.................................................. 17
    6.6 Designation of Beneficiary........................................... 17
    6.7 In-Service Payment of Benefits on or After Required Benefit
        Commencement Date.................................................... 17
    6.8 Election for Direct Rollover to Eligible Retirement Plan ............ 18

ARTICLE VII SEVERANCE BENEFITS .............................................. 19
    7.1 Normal Severance Benefit ............................................ 19
    7.2 Payment Before Normal Retirement Age................................. 19
    7.3 Coordination With Qualified Annuity Provisions ...................... 19

ARTICLE VIII VESTING......................................................... 19
    8.1 No Vested Rights Except as Herein Specified ......................... 19
    8.2 Vesting in Benefits.................................................. 20

ARTICLE IX DISABILITY PROVISIONS............................................. 20
    9.1 Disability Retirement Benefit........................................ 20

ARTICLE X DEATH BENEFITS .................................................... 20
   10.1 General Limitation on Death Benefits................................. 20
   10.2 Pre-Retirement Death Benefit ........................................ 20

ARTICLE XI RESTRICTIONS ON CERTAIN DISTRIBUTIONS ............................ 20
   11.1 Restrictions on Benefits at Plan Termination for Plan Years Beginning
        Prior to January 1, 1994 ............................................ 20
   11.2 Restrictions on Benefits at Plan Termination for Plan Years Beginning
        On or After January 1, 1994 ......................................... 23

ARTICLE XII OPERATION AND ADMINISTRATION OF THE PLAN ........................ 24
   12.1 Plan Administration.................................................. 24
   12.2 Committee Powers..................................................... 24
   12.3 Investment Manager .................................................. 26
   12.4 Periodic Review...................................................... 26
   12.5 Committee Procedure.................................................. 26
   12.6 Compensation of Committee............................................ 26
   12.8 Appointment of Successors ........................................... 27
   12.9 Records.............................................................. 27
   12.10 Reliance Upon Documents and Opinions ............................... 27

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   12.11 Requirement of Proof................................................ 28
   12.12 Reliance on Committee Memorandum.................................... 28
   12.13 Multiple Fiduciary Capacity......................................... 28
   12.14 Limitation on Liability ............................................ 28
   12.15 Indemnification..................................................... 28
   12.16 Bonding............................................................. 28
   12.17 Prohibition Against Certain Actions................................. 29
   12.18 Plan Expenses ...................................................... 29

ARTICLE XIII PLAN AMENDMENTS................................................. 29
   13.1 Amendments .......................................................... 29
   13.2 Retroactive Amendments............................................... 30

ARTICLE XIV MERGER OF COMPANY; MERGER OF PLAN................................ 30
   14.1 Effect of Reorganization or Transfer of Assets....................... 30
   14.2 Merger Restriction .................................................. 30

ARTICLE XV PLAN TERMINATION AND DISCONTINUANCE OF
   CONTRIBUTIONS............................................................. 30
   15.1 Plan Termination..................................................... 30
   15.2 Discontinuance of Contributions...................................... 31
   15.3 Rights of Participants............................................... 31
   15.4 Allocation and Payment Priority...................................... 31
   15.5 Continuation of the Funding Agreements, Etc.......................... 32
   15.6 Plan Termination Date ............................................... 32
   15.7 Partial Termination ................................................. 33
   15.8 Failure to Contribute ............................................... 33

ARTICLE XVI APPLICATION FOR BENEFITS ........................................ 33
   16.1 Application for Benefits............................................. 33
   16.2 Action on Application ............................................... 33
   16.3 Appeals ............................................................. 34

ARTICLE XVII LIMITATION ON BENEFITS ......................................... 34
   17.1 Basic Limitation..................................................... 34
   17.2 Annual Additions..................................................... 35
   17.3 Membership in Other Defined Benefit Plans............................ 35
   17.4 Membership in Defined Contribution Plans............................. 35
   17.5 Adjustments in the Limitation........................................ 37
   17.6 Benefits Not in Excess of $10,000 ................................... 39
   17.7 Adjustment of Limitation for Years of Service or Participation....... 39
   17.8 Affiliated Company .................................................. 39

ARTICLE XVIII RESTRICTION ON ALIENATION...................................... 39
   18.1 General Restrictions Against Alienation ............................. 39
   18.2 Nonconforming Distributions Under Court Order ....................... 40

ARTICLE XIX TOP-HEAVY PLAN RULES ............................................ 40
   19.1 Purpose ............................................................. 40
   19.2 Applicability ....................................................... 41
   19.3 Definitions ......................................................... 41
   19.4 Top-Heavy Status .................................................... 42
   19.5 Minimum Benefits .................................................... 43
   19.6 Compensation Limitation ............................................. 44

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   19.7 Maximum Benefit Limitations ......................................... 44
   19.8 Vesting Rules........................................................ 45
   19.9 Non-Eligible Employees .............................................. 45

ARTICLE XX MISCELLANEOUS..................................................... 45
   20.1 No Enlargement of Employee Rights ................................... 45
   20.2 Addresses............................................................ 45
   20.3 Notices and Communications........................................... 46
   20.4 Reporting and Disclosure ............................................ 46
   20.5 Governing Law........................................................ 46
   20.6 Interpretation ...................................................... 46
   20.7 Withholding for Taxes ............................................... 46
   20.8 Limitation on Company, Committee and Trustee Liability .............. 46
   20.9 Successors and Assigns............................................... 46
   20.10 Counterparts ....................................................... 46
   20.11 Application of Forfeitures ......................................... 46
   20.12 Mailing of Payments; Lapsed Benefits................................ 46



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                                  ARTICLE I
                            NAME AND EFFECTIVE DATE

     The Plan established and adopted hereunder is known as the "20th Century Industries Pension Plan" (hereinafter referred to as the "Plan") and was originally effective January 1, 1988. This 1994 Amendment and Restatement incorporates changes required to comply with the requirements of the Tax Reform Act of 1986 and subsequent related legislation, and, except as otherwise specifically noted herein, shall be effective as of January 1, 1989.

     This Plan evidences the terms and conditions of a defined benefit pension plan for the benefit of the covered Employees of 20th Century Industries and any Affiliated Company that may participate in maintaining this Plan pursuant to the provisions set forth hereinbelow. The Plan, which is intended to constitute a qualified pension plan for purposes of Internal Revenue Code ("Code") Sections 401(a) and 501(a), shall be maintained and administered for the exclusive benefit of Plan Participants and their Beneficiaries.

                                  ARTICLE II
                                  DEFINITIONS

     2.1 ACTUARIAL EQUIVALENT OR EQUIVALENT ACTUARIAL VALUE. "Actuarial Equivalent" or "Equivalent Actuarial Value" shall mean an equivalent or equivalent value determined by reference to the dollar value of any benefit (except for benefits paid in a lump sum) on a specified date, computed on the basis of an 8% per annum rate of interest and utilizing the mortality rates in Appendix I. The dollar value of a single sum benefit shall be computed using the interest rate in effect on the first day of the Plan Year of the distribution that the Pension Benefit Guaranty Corporation ("PBGC") would use for determining present values upon a plan termination.

     2.2 AFFILIATED COMPANY. "Affiliated Company" shall mean

         (a) Any corporation which is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which group 20th Century Industries is also a member,

         (b) Any trade or business which is under common control with 20th Century Industries within the meaning of Section 414(c) of the Code,

         (c) Any member of an affiliated service group, within the meaning of
Section 414(m) of the Code, that includes 20th Century Industries, and

         (d) Any other entity required to be aggregated with 20th Century Industries pursuant to regulations under Code Section 414(o).

     2.3 ANNUITY STARTING DATE. "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or in any other form.

     2.4 BENEFICIARY. "Beneficiary" shall mean the person or persons last designated as such by a Participant in accordance with the provisions of
Section 6.6 and entitled to benefits hereunder upon the death of such Participant, or if there is no such properly

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designated Beneficiary surviving, the person or persons designated in Section
6.6 to receive the interest of a deceased Participant in such event.

     2.5 BOARD OF DIRECTORS. "Board of Directors" or "Board" shall mean the Board of Directors of 20th Century Industries.

     2.6 CODE. "Code" shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

     2.7 COMMITTEE. "Committee" shall mean the Committee described in Article XII of this Plan.

     2.8 COMPANY. "Company" shall, unless the context indicates otherwise, mean 20th Century Industries or that part of any Affiliated Companies of 20th Century Industries that, as a whole or only with respect to certain units or divisions thereof, has been granted permission by the Board of Directors to participate in the Plan and provided that Company contributions are being made hereunder.

     2.9 COMPENSATION.

         (a) "Compensation" shall mean any cash compensation paid by the Company during a Plan Year by reason of services performed by an Employee, including overtime pay, bonuses, and compensation, subject, however, to the following special rules and to the provisions of Section 2.9(b). The following shall not be taken into account in determining Compensation:

             (i) Fringe benefits, and contributions by the Company to and benefits under any employee benefit plan;

             (ii) Amounts included in any Employee's gross income with respect to life insurance as provided by Code Section 79;

             (iii) Amounts paid to Employees as special remuneration based on profits, discretionary judgment bonuses, severance pay or other special payments;

         (b) Solely for purposes of Article XVII (relating to certain limitations on certain annual additions to or benefits from employee pension benefit plans) and Article XIX of this Plan (relating to special rules applicable to certain Top-Heavy plans), the term "Compensation" shall mean all wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company, and excluding the following:

             (i) Company contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

             (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

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             (iii) Amounts realized from the sale, exchange or other
disposition of stock acquired under a qualified stock option; and

             (iv) Other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of this Subsection (b), "Compensation" for any Plan Year is the compensation actually paid or includible in the Participant's gross income during such a year.

         (c) For Plan Years beginning prior to January 1, 1994, the annual Compensation of each Participant taken into account under this Section 2.9 for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

         (d) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit." The OBRA '93 annual compensation limit is $150,000, as adjusted for the Commissioner of the Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     2.10 EARLY RETIREMENT DATE. Any Participant who has attained age fifty-five (55) and completed ten (10) one-year Periods of Service may elect to retire on an Early Retirement Date selected by such Participant in accordance with the Participant's Qualified Election, which may be made at any time after the Participant is eligible for an early retirement benefit pursuant to Section 7.2. Such Early Retirement Date may be the first (1st) day of any month which is after satisfaction of such requirement and prior to such Participant's Normal Retirement Age.

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     2.11 EFFECTIVE DATE. "Effective Date" shall mean the effective date of this Plan, which is January 1, 1989.

     2.12 ELECTION PERIOD. "Election Period" shall mean, with respect to a Qualified Election, the 90-day period ending on the Annuity Starting Date.

     2.13 EMPLOYEE.

          (a) "Employee" shall mean each person currently employed in any capacity by the Company or an Affiliated Company, any portion of whose Compensation paid by the Company or an Affiliated Company is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company or an Affiliated Company;

          (b) In addition, "Employee" shall mean leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the Company's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of this Plan.

     2.14 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" shall mean each of the following:

          (a) The date on which an Employee first performs an hour of service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to cash remuneration by the Company or the Affiliated Company.

          (b) In the case of an Employee whose employment is terminated and who is reemployed by the Company or an Affiliated Company after he/she incurs a Period of Severance, the term "Employment Commencement Date" shall also mean the first day following the termination of employment on which the Employee performs an hour of service for the Company or an Affiliated Company with respect to which he/she is compensated or entitled to cash remuneration by the Company or an Affiliated Company.

     2.15 ENTRY DATE. "Entry Date" shall mean the first day of the next month following the Employee's attainment of age twenty (20) and completion of one-year Period of Service.

     2.16 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all amendments thereto and regulations thereunder.

     2.17 FUNDING AGREEMENT. "Funding Agreement" shall mean the one or more trust agreements, entered into by the Company in accordance with the provisions of Article IV for the purpose of funding benefits provided under this Plan.

          2.17A HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" shall mean:

          (a) Any Employee who, during the "determination year" (the current Plan Year), or the "look-back year" (the 12-month period preceding such Plan
Year),

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              (i) was at any time a five percent owner (as defined in Code
Section 416),

              (ii) received Compensation from the Company in excess of $75,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d),

              (iii) received Compensation from the Company in excess of $50,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), and was in the top-paid group of Employees for such Plan Year, or

              (iv) was at any time an officer and received Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

          (b) Determination of a Highly Compensated Employee shall be in accordance with the following special rules:

              (i) In the case of the Plan Year for which the relevant determination is being made, an Employee not described in Paragraph (ii),
(iii), or (iv) of (a) above for the preceding Plan Year (without regard to Paragraph (i)) shall not be treated as described in Paragraph (ii), (iii), or
(iv) of (a) above unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the Plan Year for which such determination is being made.

              (ii) An Employee shall be treated as a five percent owner for any Plan Year if at any time during such Plan Year such Employee was a five percent owner (as defined in Section 20.6(b)(iii)).

              (iii) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such Plan Year.

              (iv) For purposes of Paragraph (iv) of Subsection (a) above, no more than 50 Employees (or, if lesser, the greater of three Employees or ten percent of the Employees) shall be treated as officers. To the extent required by Code Section 414(q), if for any Plan Year no officer of the Company is described in Paragraph (iv) of Subsection (a) above, the highest paid officer of the Company for such year shall be treated as described in that section.

              (v) If any individual is a "family member" with respect to a five percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, then

                  (A) such individual shall not be considered a separate Employee, and

                  (B) any Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be

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treated as if it were paid to (or on behalf of) the five percent owner or
Highly Compensated Employee.

For purposes of this Paragraph (v), the term "family member" means, with respect to any Employee, such Employee s spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

              (vi) For purposes of this Section, the term "Compensation" means Compensation as set forth in Section 2.8; provided, however, the determination under this Paragraph (vi) shall be made without regard to Code Sections 125, 402(a)(8), and 401(h)(1)(B), and in the case of Company contributions made pursuant to a salary reduction agreement, without regard to Section 403(b).

              (vii) For purposes of determining the number of Employees in the top-paid group under Paragraph (iii) of Subsection (a) above, the following Employees shall be excluded:

                    (A) Employees who have not completed six months of service,

                    (B) Employees who normally work less than 17-1/2 hours per week,

                    (C) Employees who normally work not more than six months during any Plan Year,

                    (D) Employees who have not attained age 21,

                    (E) Except to the extent provided in Treasury
Regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and Company, and

                    (F) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

The Company may elect to apply Subparagraphs (A) through (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or (as the case may be) than as specified in such Subparagraphs.

              (viii) A former Employee shall be treated as a Highly Compensated Employee if:

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                   (A) such Employee was a Highly Compensated Employee when
the employment of such Employee with the Company and all Affiliated Companys terminated, or

                   (B) such Employee was a Highly Compensated Employee at any time after attaining age 55.

              (ix) Code Sections 414(b), (c), (m), (n), and (o) shall be applied before the application of this Section 2.17A.

         (c) To the extent permissible under Code Section 414(q), the Committee may determine which Employees shall be categorized as Highly Compensated Employees by applying a simplified method prescribed by the Internal Revenue Service.

     2.18 INVESTMENT FUND. "Investment Fund" shall mean all assets of the Pension Fund.

     2.19 INVESTMENT MANAGER. "Investment Manager" shall mean the one or more Investment Managers, if any, that are appointed pursuant to the provisions of
Section 12.3.

     2.20 LATE RETIREMENT DATE. In the event that a Participant shall continue to be employed by the Company beyond his/her Normal Retirement Age, the retirement date of such a Participant will be postponed until the first day of the month coincident with or next following the date on which he/she actually retires. Any such Participant shall be entitled to retire at any date beyond his/her Normal Retirement Age, or he/she may be retired by the Company on any such Late Retirement Date, subject, however, to the requirements of any applicable federal or state laws governing compulsory retirements.

     2.21 NORMAL RETIREMENT AGE. "Normal Retirement Age" shall mean the date the Participant attains age sixty-five (65).

     2.22 PARTICIPANT. "Participant" shall mean any Employee of the Company who meets the eligibility requirements of this Plan.

     2.23 PARTICIPATING EMPLOYER. "Participating Employer" shall mean each unit, division or other segment of 20th Century Industries to which this Plan is extended by action of the Board of Directors, and each unit, division or other segment of an Affiliated Company (or similar entity), which unit, division or segment has been granted permission by the Board of Directors to participate in this Plan, provided contributions are being made hereunder for Eligible Employees of such Participating Employer. This permission shall be granted under such conditions and upon such conditions as the Board of Directors deems appropriate.

     2.24 PENSION FUND. "Pension Fund" shall mean all cash, securities and other assets of whatsoever nature deposited with or acquired by any Trustee selected by the Committee for the purpose of funding the benefits provided under this Plan.

     2.25 PERIOD OF SERVICE. "Period of Service" shall mean a period of time computed under an "elapsed time" method, as follows:

         (a) An Employee shall be credited with a Period of Service equal to the elapsed time between his/her Employment Commencement Date and the date on which he/she commences a Period of Severance.

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         (b) If an Employee incurs a Period of Severance and is subsequently reemployed by a Participating Employer, he/she shall be credited with a Period of Service pursuant to the following rules:

              (i) An Employee shall receive credit for a Period of Severance as if it were a Period of Service if such Period of Severance commences by reason of a quit, discharge or retirement and the Participant is reemployed by a Participating Employer within 12 months after the commencement of such Period of Severance.

              (ii) An Employee shall receive credit for a Period of Severance as if it were a Period of Service if such Period of Severance commences by reason of a quit, discharge or retirement during a time in which such Employee is absent from service for a reason other than quit, discharge or retirement and the Employee is reemployed by a Participating Employer within 12 months after his/her initial absence from service.

              (iii) Except as provided in Sections 2.25(b)(i) and (ii) hereof, the Period of Severance shall not be included in the Employee s Period of Service and, subject to Section 2.25(c) hereof, all of an Employee's Periods of Service shall be aggregated for purposes of the Plan.

         (c) If an Employee has a Period of Severance equal to the greater of
(i) five years, or (ii) the aggregate number of years of his/her Period of Service before such Period of Severance, then his/her prior Periods of Service shall be disregarded for all purposes of the Plan. Otherwise an Employee's total Period of Service shall be determined by aggregating all of the Employee's individual Periods of Service; however, no Periods of Service shall be included that are not required to be taken into account under Code
Section 401(a)(5).

         (d) Notwithstanding any other provision of this Plan, service performed by Employees for an Affiliated Company (or a unit or division of such company or the Company) prior to the date as of which such entity becomes an Affiliated Company (or a unit or division of such company or the Company) shall not be taken into account in computing Periods of Service for any purpose of this Plan, except to the extent and in the manner determined by resolution of the Board of Directors.

     2.26 PERIOD OF SEVERANCE. "Period of Severance" means:

         (a) The period of time commencing on the earlier of (i) the date on which an Employee quits, retires, is discharged, or dies; or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Company and all Affiliated Companies for any reason other than quit, retirement, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff), and continuing until the first day, if any, on which the Participant completes one or more hours of service for which he/she is directly or indirectly paid by the Company or an Affiliated Company for the performance of duties as an Employee.

         (b) In the case of an Employee who is absent from work for maternity or paternity reasons, no Period of Severance shall commence until the second anniversary of the first date of such leave of absence. The period between the date of commencement of an absence for maternity or paternity reasons and the first anniversary thereof shall be considered a Period of Service; the period between the first and second anniversaries of the commencement of such absence shall be considered neither a Period of Service nor a Period of Severance. For purposes of this Section 2.26(b), an absence from work for maternity or paternity reasons means an absence:

               (i) by reason of pregnancy of the Employee,

              (ii) by reason of the birth of a child of the Employee,

              (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

              (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     2.27 PLAN. "Plan" shall mean the 20th Century Industries Pension Plan described herein, as it may be amended from time to time.

     2.28 PLAN ADMINISTRATOR. "Plan Administrator" shall mean the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be 20th Century Industries.

     2.29 PLAN YEAR. "Plan Year" shall mean the twelve (12) month period beginning on January 1 and ending on the following December 31.

     2.30 QUALIFIED ELECTION. "Qualified Election" shall mean any Participant election relating to a waiver of the Qualified Joint and Survivor Annuity and election of an optional form, a designation of a Beneficiary, or a consent to an Annuity Starting Date which is prior to his/her Normal Retirement Age, which election acknowledges the effect of such election and is made during the applicable Election Period in accordance with the requirements of this
Section 2.30 and in the manner and form as prescribed by the Committee.

         (a) To the extent required under Section 417 of the Code, no election by a Participant shall be deemed to be a Qualified Election unless the Spouse, if any, of the Participant consents in writing to (i) the designation of any Beneficiary in addition to or other than the Spouse, (ii) the specified optional form of benefit elected by the Participant (including remaining benefits that the Beneficiary may receive), and (iii) if the Annuity Starting Date is prior to the Participant's Normal Retirement Age and benefits are not paid as a Qualified Joint and Survivor Annuity, the Annuity Starting Date. The consent of the Spouse shall acknowledge the effect of such consent and shall be witnessed by a Plan Representative or a notary public.

         (b) Notwithstanding the requirement for the consent of a Spouse, if the Participant warrants to the Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located or for any other reason as the Committee determines to be consistent with the requirements of Section 417 of the Code, a Participant's election without spousal consent may be deemed a Qualified Election; provided, however, that the Committee may require the Participant in such case to produce such evidence of the Spouse's unavailability or other circumstances as the Committee deems to be appropriate.

         (c) A Qualified Election under this provision will be valid only with respect to the Spouse who consented to the Qualified Election, or in the event of a Qualified Election in which the Spouse's consent has not been obtained, with respect to a designated Spouse (e.g., that Spouse who cannot be located).

         (d) Any election by a Participant to change a Qualified Election shall be subject to the spousal consent requirements of this Section 2.30. Subject to the foregoing (relating to a change by a Participant), the consent by a Spouse to a Qualified Election shall be irrevocable. The number of changes in a Qualified Election by a Participant shall not be limited during any applicable Election Period.

         (e) An election by a Participant which, by reason of a failure to obtain required spousal consent could not be given effect when made, may later be given effect if at the relevant date the Participant has no Spouse or is not then otherwise required to have spousal consent.

     2.31 QUALIFIED JOINT AND SURVIVOR ANNUITY. "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a fifty percent (50%) survivor annuity for the life of his/her Spouse, and which is the Actuarial Equivalent of a single life annuity for the life of the Participant.

     2.32 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. "Qualified Preretirement Survivor Annuity" means a survivor annuity for the life of the surviving Spouse of the Participant under which the periodic payments to the surviving Spouse are not less than the periodic payments that would be payable under the Qualified Joint and Survivor Annuity (or the Actuarial Equivalent thereof) if --

         (a) In the case of a Participant who dies after reaching the earlier of Early Retirement Date or Normal Retirement Age, the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his/her death, or

         (b) In the case of a Participant who dies on or before the date on which he/she would have attained the earlier of Early Retirement Date or Normal Retirement Age, the Participant had separated from service on the date of death, survived to the earlier of Early Retirement Date or Normal Retirement Age, commenced to receive payments under an immediate Qualified Joint and Survivor Annuity at his/her earlier of Early Retirement Date or Normal Retirement Age, and died on the day after the day on which he/she would have attained the earlier of Early Retirement Date or Normal Retirement Age.

     2.33 RETIREMENT DATE. "Retirement Date" shall mean a Participant's Early Retirement Date, the date he/she attains his/her Normal Retirement Age or his/her Late Retirement Date, whichever is applicable.

     2.34 SPOUSE. "Spouse" shall mean the person to whom a Participant is married as of the date such Participant's benefits commence or, in the case of a deceased Participant, the person to whom such deceased Participant is married on the date of his/her death.

     2.35 TOTAL AND PERMANENT DISABILITY. An individual shall be considered to be suffering from a Total and Permanent Disability if the Committee determines that he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. An individual's disabled status shall be determined by the Committee, based on such evidence as the Committee determines to be sufficient, including, but not limited to, examination at the Company's expense by a physician of the Company s choice.

    2.36 TRUST AGREEMENT. "Trust Agreement" shall mean the Agreement between the Company and the one or more persons serving as Trustee hereunder, under which the Trustee agrees to hold, administer, and dispose of the assets of the Plan (or any successor Trust Agreement adopted by the Company).

     2.37 TRUST FUND OR TRUST. "Trust Fund" or "Trust" shall mean the assets (contributions and income earned thereon) of the Plan held under the Trust Agreement.

     2.38 TRUSTEE. "Trustee" shall mean the person(s) or corporation (or successor(s) thereto) who acts as Trustee as provided in the Trust Agreement and who signifies acceptance of this responsibility as a fiduciary of the Plan by joining in the execution of the documents creating or amending the Trust Agreement.

                                  ARTICLE III
                       ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY TO PARTICIPATE. Each Employee who has as of January 1, 1988 (a) completed a one (1) year Period of Service, and (b) attained age twenty (20) shall commence participation in the Plan on January 1, 1988. Each Employee who is not otherwise a Participant under this Plan on January 1, 1988 shall become eligible to participate in the Plan on the date he/she (a) completes a one (1) year Period of Service, and (b) attains age twenty (20) while an Employee.

     3.2 COMMENCEMENT OF PARTICIPATION. Each eligible Employee who does not become a Participant on January 1, 1988 shall be entitled to commence participation in this Plan on the first day of the month following his/her completion of the requirements set forth in Section 3.1.

     3.3 ELIGIBILITY OF FORMER EMPLOYEES. A vested Participant or a non-vested Participant, whose Period of Service cannot be disregarded under
Section 2.25(c), whose employment terminates and who is re-employed after a Period of Severance shall be eligible to participate on his/her subsequent Employment Commencement Date as an Employee. A re-employed former Employee who was not previously a Participant shall become a Participant in accordance with the requirements of Section 3.1.

                                  ARTICLE IV
                           COMPANY CONTRIBUTIONS

     4.1 PENSION FUND AND FUNDING AGREEMENT. The Committee will establish a Pension Fund pursuant to one or more Funding Agreements. Any Funding Agreement may permit a trustee or trustees to manage and operate a trust fund and to receive, hold, invest and disburse such contributions, interest and other income as may be necessary to carry out this Plan. The Committee will, pursuant to such a Funding Agreement, establish the authority of such a trustee and such other provisions as are necessary or desirable to accomplish the purposes of such a trust. The Committee may modify any Funding Agreement from time to time to accomplish the purposes of this Plan.

     4.2 CONTRIBUTIONS. The Company intends that this Plan shall constitute a qualified pension plan under Code Section 401, or any amendments thereto, and all Company contributions to the Pension Fund are conditioned upon the deductibility thereof under Code Section 404, or any amendments thereto; provided, however, that such contributions may be returned to the Company only in accordance with the provisions of Section 4.3.

     4.3 IRREVOCABILITY. The Company shall have no right or title to, nor interest in, the Company contributions made to the Pension Fund, and no part of the Pension Fund shall revert to the Company, except that on and after the Effective Date funds may be returned to the Company as follows:

         (a) In the case of a contribution which is made by a mistake of fact, such contribution may be returned to the Company within one (1) year after it is made.

         (b) In the case of a contribution conditioned on the deductibility thereof under Code Section 404 (or any successor statute thereto), such contribution may, to the extent such deduction is disallowed, be returned to the Company within one (1) year after such disallowance.

         (c) In the case of any residual assets remaining after satisfaction of all liabilities of this Plan, a distribution may be made of such residual assets in accordance with the provisions of Article XV.

     4.4 COMPANY NOT OBLIGATED TO CONTINUE CONTRIBUTIONS.

         (a) The Company contemplates making such contributions to the Fund for the purposes of providing benefits under the Plan as shall maintain the Pension Fund at an amount at least equal to the amount necessary to meet the objectives of the Plan and to satisfy the minimum funding requirements of ERISA, if any be applicable.

         (b) Nothing contained in this Plan shall, at any time or under any circumstances, be deemed to impose any obligation or liability on the Company to make any contributions either to the Pension Fund or to any person whatever. Except as is provided under Subtitle D of Title IV of ERISA, neither the Company, the Committee, nor any funding agent shall be liable in any manner if the Pension Fund shall at any time be insufficient for the payment of any of the benefits provided for under this Plan. Such benefits are to be payable only from the Pension Fund to the extent that it shall suffice therefor.

         (c) The Company shall not be required to make any contribution for any year that is not deductible for income tax purposes by the Company in such year.

     4.5 EMPLOYEE CONTRIBUTIONS. No contributions from Participants shall be required or permitted under this Plan.

                                   ARTICLE V
                             RETIREMENT BENEFITS

     5.1 NORMAL RETIREMENT BENEFIT.

         (a) Upon retirement at his/her Normal Retirement Age, a Participant shall be entitled to receive an annual pension which, when expressed as a single life annuity commencing at the Participant's Normal Retirement Age, is equal to the sum of Paragraphs (i), (ii) and (iii) as follows:

              (i) One and one-fourth percent (1-1/4%) of his/her "1987 Adjusted Compensation" not in excess of $30,000 and one and three-fourths percent (1-3/4%) of his/her "1987 Adjusted Compensation" in excess of $30,000, multiplied by the number of full or partial calendar years beginning on the Participant's Employment Commencement Date and ending on January 1, 1988;

                   (ii) For the Period of Service commencing on or after January 1, 1988, each Participant shall be entitled to receive one and one-fourth percent (1-1/4%) of the his/her Compensation not in excess of $30,000 and one and three-fourths percent (1-3/4%) of his/her Compensation in excess of $30,000. The $30,000 amount will be adjusted to reflect an annual increase of 6% effective for the Plan Years beginning after 1988.

                   (iii) For each year of Period of Service beginning on the Effective Date, each Participant shall be entitled to receive one and one-fourth percent (1-1/4%) of his/her Compensation not in excess of $25,200, and one and seven-tenths percent (1-7/10%) of his/her Compensation in excess of $25,200.

               (b) For purposes of this Section 5.1, "1987 Adjusted Compensation" shall mean the Compensation received by the Participant in 1987 except that, solely for purposes of this Section 5.1(b), "bonus" shall mean the average bonus received by the Participant for the calendar years 1985, 1986 and 1987.

           5.2 POSTPONED RETIREMENT BENEFIT. If a Participant continues his/her employment beyond his/her Normal Retirement Age, he/she defers his/her benefits until his/her actual termination of employment. In the case of a Participant who defers his/her benefits until his/her actual termination of employment, such Participant shall continue to accrue benefits pursuant to
Section 5.1(b).

           5.3 EARLY RETIREMENT BENEFIT.

               (a) If a Participant shall, for any reason except death, terminate after his/her Early Retirement Date but prior to his/her Normal Retirement Age, he/she shall be entitled to receive a benefit at Normal Retirement Age in an amount calculated pursuant to Section 5.1, based upon his/her benefits accrued at his/her date of termination of employment.

               (b) However, a Participant who, for any reason except death, terminates on or after his/her Early Retirement Date but prior to his/her Normal Retirement Age, may elect to have benefit payments commence prior to his/her Normal Retirement Age on the first day of any month on or after his/her Early Retirement Date by sending notice of such election to the Plan Administrator. In such event, the Participant's monthly pension otherwise payable shall be reduced 5/12ths of one percent for each month that his/her Early Retirement Date precedes his/her Normal Retirement Age. Such election shall be in writing, in form satisfactory to the Committee, and accompanied by consent of the Participant's Spouse if the Committee determines that such consent is required by Code Section 417. Unless the provisions of Section 6.3(a) apply, the failure by a Participant to consent to the distribution of his/her retirement benefit prior to Normal Retirement Age shall be deemed to be an election to defer payment to Normal Retirement Age.

           5.4 SUSPENSION OF BENEFITS UPON RE-EMPLOYMENT ON OR AFTER NORMAL RETIREMENT DATE.

               (a) If any Participant or former Participant again becomes an Employee and completes at least forty (40) Hours of Service in any month (hereinafter "Full Time Postretirement Service") after his/her Early, Normal or Late Retirement

    Date, all benefit payments under this Article V shall cease. Similarly, for a Participant who continues to be employed in Full Time Postretirement Service after his/her Normal Retirement Date, the actuarial value of benefits which commence later than Normal Retirement Date will be computed without regard to amounts which would have been suspended under the preceding sentence had the Participant been receiving benefits since his Normal Retirement Date.

               (b) If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Participant ceases to be employed in Full Time Postretirement Service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of Full Time Postretirement Service and the resumption of payments. Such Participant or his Beneficiary or contingent annuitant shall be entitled to the benefits provided under this Article, reduced by the Actuarial Equivalent of benefits or payments paid under this Article before such re-employment. For purposes of this Section, a Participant shall continue to accrue benefits during the period of suspension.

               (c) No benefit payment shall be withheld by the Plan pursuant to this section unless the Plan notifies the Employee by personal delivery or first class mail during the calendar month or payroll period in which the Plan withholds payments that his benefits are suspended. Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations. In addition, the notice shall inform the Participant of the Plan's procedures for affording a review of the suspension of benefits in accordance with the claims procedure under this Plan.

               (d) The amount of benefits suspended shall be the amount of the Participant's accrued benefit derived from Company contributions.

                                     ARTICLE VI
                                PAYMENT OF BENEFITS

           6.1 COMMENCEMENT OF BENEFITS.

               (a) Provided that a Participant has applied for retirement benefits in accordance with the provisions of Article XVI, the retirement income payable under this Plan to a retiring Participant pursuant to the provisions of Article V shall commence on the earlier of the dates described in Paragraphs (i) and (ii) hereinbelow (the "Required Benefit Commencement Date"):

                   (i) The 60th day after the close of the Plan Year in which the latest of the following events occurs: (A) the Participant's Normal Retirement Age; or (B) the Participant's termination of employment.

                   (ii) April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 without regard to whether the Participant has terminated employment or whether or not the Participant (and Spouse if applicable) consents to the distribution. Notwithstanding the foregoing; if a Participant attained age 70-1/2 before January 1, 1988 and was not a five percent owner (as defined in Code Section 414(i) at any time during the Plan Year ending with or within the calendar year in which such Participant attained age 66-1/2 or any subsequent Plan Year, then distribution shall commence not later than April 1 of the calendar year in which the Participant (i) attains age 70-1/2 or (ii) retires, whichever is later.

    To the extent permissible under Code Sections 401(a)(9) and 401(a)(14), and regulations prescribed by the Secretary of the Treasury thereunder, if the amount of the Participant's benefit cannot be calculated without additional information from the Participant, or because the Committee is unable to locate the Participant after making reasonable efforts to do so, the payment shall be made as soon as is administratively possible (but not more than 60 days) after the earliest date on which the Participant (or Beneficiary) can be located and the amount of the distributable benefit can be ascertained. In such event the retirement benefit shall be paid retroactively to the applicable Required Benefit Commencement Date (if earlier than the actual date of commencement of payments).

               (b) Except as provided in Section 6.6, in no event shall any benefits be paid to a Participant prior to the Participant's Normal Retirement Age unless the Participant makes a Qualified Election during the applicable Election Period to commence benefits on an Early Retirement Date. The failure of the Participant who has attained his Early Retirement Date to make a Qualified Election to commence payment of retirement benefits on an Early Retirement Date shall be deemed to be an election to defer payment to his Normal Retirement Age.

               (c) Notwithstanding any provision to the contrary in this Plan, all distributions under this Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, which provisions shall override any distribution options under this Plan which may be inconsistent with Code Section 401(a)(9). The Committee in its sole discretion shall determine if distributions satisfy the requirements of Code
    Section 401(a)(9).

           6.2 FORM OF BENEFITS PROVIDED.

               (a) The normal form of benefits for a Participant who retires and who has a Spouse is a Qualified Joint and Survivor Annuity.

               (b) The normal form of benefit for a Participant who does not have a Spouse is a single life annuity payable for the lifetime of the Participant and ceasing upon his/her death.

               (c) The Company shall provide each Participant, within the period beginning not more than 90 days and ending not less than 30 days prior to the commencement of benefits, with a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor form of benefit; (iii) the rights of a Participant's
    Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. A Participant who wishes to have his/her retirement benefit payable in a form other than the forms provided in Section 6.2(a) or (b), whether single or married, may make a Qualified
    Election during the applicable Election Period to waive the Qualified Joint and Survivor Annuity or single life annuity
    (whichever may be applicable), elect any optional form of benefit described below in Paragraph (i) or (ii), designate a Beneficiary to receive any benefits payable after the Participant's death, commence to receive benefits on an Early Retirement Date (if applicable), and change any such Qualified Election. Such optional form of retirement benefit to be paid to the Participant in accordance with any of the following shall be the Actuarial Equivalent of the benefit to which he/she is entitled:

                   (i) JOINT AND SURVIVOR ANNUITY - A monthly pension payable to and during the lifetime of the retired Participant with the provision that after his/her death, a pension of 50% or 100% of his/her pension shall then be paid to and during the lifetime of his/her Beneficiary.

                   (ii) TEN - YEAR CERTAIN AND LIFE ANNUITY - A monthly pension paid during the lifetime of the retired Participant with a guarantee of a minimum of one hundred twenty (120) monthly payments to the Participant and/or his/her Beneficiary. If the Participant's death occurs before such guaranteed monthly payments have been made, the Beneficiary may elect to receive the commuted value of the balance of the guaranteed monthly payments. Upon the subsequent death of the Beneficiary prior to the payment of the guaranteed payments, the lump sum value of the balance of such guaranteed payments shall be paid to the estate of the Beneficiary.

    Notwithstanding anything herein to the contrary, no optional method of payment shall be permitted which would call for the payments under the option to extend beyond the life expectancy of the Participant (or a period not extending beyond the life expectancy of the Participant); or the life expectancy of the Participant and a Beneficiary (or a period not extending beyond the life expectancies of the Participant and the Beneficiary). Further, the expected payments to the Participant made under this settlement mode must be more than fifty percent (50%) of the total payments to be made to both the Participant and the Beneficiary unless the benefit is payable in the form of a Qualified Joint and Survivor Annuity or the Beneficiary is the Participant's Spouse. If distribution of a Participant's retirement benefit has begun and the Participant dies before his/her entire benefit is distributed, the method of distributing the remaining portion of his/her benefit shall be at least as rapid as that in effect as of the date of his/her death. If the Participant dies before distribution commences, any remaining portion of the Participant's retirement benefit that is not payable to a Beneficiary designated by the Participant will be distributed within five (5) years after such Participant's death, or any remaining portion of the Participant's interest that is payable to a Beneficiary designated by the Participant will be distributed over the life of such Beneficiary, commencing not later than one year after the Participant's death (or, if the designated Beneficiary is the Participant s Spouse, distribution shall begin no earlier than the date on which the Participant would have attained age seventy and one-half (70-1/2)).

           6.3 LUMP SUM DISTRIBUTIONS.

    (a) Notwithstanding the preceding provisions of this Article VI, if the present value of the Participant's benefit (payable in either the Qualified Joint and Survivor Annuity or in the Qualified Preretirement Survivor Annuity) does not exceed and has never exceeded thirty-five hundred dollars ($3,500), the benefit may be paid in a single lump sum without the consent of the Participant (or the Participant's Spouse). However, no such lump sum benefit shall be paid after commencement of benefits to the Participant, unless the Participant and his/her Spouse (or where the Participant has died, the surviving Spouse) consent in writing to such distribution.

    (b) For purposes of this Section 6.3, the present value of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall be determined as of the date of distribution by using the interest rate that would be used (as of the date of the distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution upon a termination of the Plan.

           6.4 PAYMENT OF SMALL BENEFITS. Notwithstanding any provision in this Plan for the payment of monthly benefits, if such monthly benefit is less than two hundred dollars ($200.00) the Committee may authorize the payment of such benefits on a quarterly, semiannual or annual basis.

           6.5 FACILITY OF PAYMENT. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

           6.6 DESIGNATION OF BENEFICIARY. Whenever a Participant may be permitted to designate a Beneficiary to receive benefits under this Plan, such designation shall be made by the execution and delivery to the Committee of an instrument in a form satisfactory to the Committee. To the extent required by Code Section 417, such designation shall be in the form of a Qualified Election. Subject to the requirements for a Qualified Election, a Participant shall have the right to change or revoke any such Beneficiary designation by filing a new designation or notice of revocation with the Committee and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If a deceased Participant shall have failed properly to designate a Beneficiary, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason such designation shall be legally ineffective, or if such Beneficiary shall have pre-deceased the Participant, the Participant's designated Beneficiary shall be the person or persons in the first of the following classes then living: (a) spouse,
(b) children, (c) parents, and (d) estate of the Participant.

           6.7 IN-SERVICE PAYMENT OF BENEFITS ON OR AFTER REQUIRED BENEFIT COMMENCEMENT DATE. In the case of a Participant who is an Employee of the Company on or after his Required Benefit Commencement Date, as defined in
Section 6.1, benefits shall be paid or commence to be paid in accordance with this Section 6.7.

               (a) If the single sum Actuarial Equivalent Value of the Participant's retirement benefit (payable as a Qualified Joint and Survivor Annuity) exceeds $3500 as of the Required Benefit Commencement Date, the Participant's Annuity Starting Date shall be the Required Benefit Commencement Date, and benefits accrued as of such Annuity Starting Date and any subsequent accruals shall be paid in the form determined under Section 6.2(a) or (b), or an optional form determined under Section 6.2(c) pursuant to a Qualified Election by the Participant during the applicable Election Period.

               (b) If the single sum Actuarial Equivalent Value of the Participant's Vested Interest (payable as a Qualified Joint and Survivor Annuity) does not exceed $3500 as of the Required Benefit Commencement Date, such Participant's Annuity Starting Date shall be the Required Benefit Commencement Date and each subsequent December 31. If the single sum Actuarial Equivalent Value of such Participant's retirement benefit does not exceed $3500 as of any Annuity Starting Date coinciding with or following the Required Benefit Commencement Date, such retirement benefit shall be paid in a single lump sum without the consent of the Participant (or the Participant's Spouse). If the single sum Actuarial Equivalent Value of such Participant's retirement benefit exceeds $3500 as of any subsequent Annuity Starting Date, benefits accrued as of such Annuity Starting Date, and any subsequent accruals, shall be paid in accordance with (a) above.

               (c) The amount of the late retirement benefit payable to the Participant in each Plan Year including and subsequent to the Plan Year in which occurs the Required Benefit Commencement Date shall be calculated as provided in Section 5.2, but shall be offset by the value of any benefit distributions made to the Participant by the close of the prior Plan Year.

           6.8 ELECTION FOR DIRECT ROLLOVER TO ELIGIBLE RETIREMENT PLAN. To the extent required by Code Section 401(a)(31), a Participant whose distributable benefit becomes payable in an "eligible rollover distribution," as defined in (a)(i) below, shall be entitled to elect a direct rollover of all or a portion of the taxable portion of his distributable benefit to an "eligible retirement plan," as defined in (a)(ii) below.

               (a) For purposes of this Section,

                   (i) an "eligible rollover distribution" shall mean any distribution of all or any portion of a Participant's distributable benefit, except that an eligible rollover distribution shall not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities; and

                   (ii) an "eligible retirement plan" shall mean any plan described in Code Section 402(c)(8)(B), the terms of which permit the acceptance of a direct rollover from a qualified plan.

               (b) A Participant's direct rollover election under this Section shall be made in accordance with rules and procedures established by the Committee and shall specify the percentage or dollar amount to be rolled over, the name and address of the eligible retirement plan selected by the Participant and such additional information as the Committee deems necessary or appropriate in order to implement the Participant's direct rollover election. It shall be the Participant's responsibility to confirm that the eligible retirement plan designated in the direct rollover election will accept the eligible rollover distribution. The Committee shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the Participant, and shall not be required to independently verify such information, unless it is clearly reasonable to do so.

               (c) At least 30 days but not more than 90 days prior to the date a Participant's distributable benefit becomes payable from the Plan, the Participant shall be given written notice of any right he may have to elect a direct rollover of all or a portion of a eligible rollover distribution; provided, however, a Participant who attained his Normal Retirement Date or whose distributable benefit does not exceed (and has never exceeded) $3,500 may waive the 30 day notice requirement by making an affirmative election to make or not to make a direct rollover.

             (d) If a Participant fails to file a properly completed direct rollover election with the Committee within a reasonable time after such notice is given, or if the Committee is unable to effect the rollover within a reasonable time after the election is filed with the Committee due the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the rollover, the Participant's distributable benefit shall be paid to him in accordance with the applicable provisions of this Article VI, after withholding applicable income taxes.

             (e) To the extent required by Section 401(a)(31) of the Code, if all or a portion of a Participant's distributable benefit is payable to his surviving Spouse in an eligible rollover distribution, or to a former Spouse in accordance with a "qualified domestic relations order," such surviving Spouse or former Spouse shall be entitled to elect a direct rollover of all or a portion of such distribution in accordance with the provisions of this Section.

                                   ARTICLE VII
                               SEVERANCE BENEFITS

        7.1 NORMAL SEVERANCE BENEFIT. In the event that a Participant who has earned a vested right to his benefit as provided in Section 8.2(a) terminates employment with the Company and all Affiliated Companies terminates for any reason other than his/her death, disability or retirement, and at the time of such termination such Participant has not satisfied the requirements to retire either at his/her Normal Retirement Age or on an Early Retirement Date a terminated Participant shall be deemed to have elected to have his/her benefit paid pursuant to Section 6.2(a) or (b), as appropriate, commencing at his/her Normal Retirement Age, unless a valid written election of an alternative option is filed with the Committee.

        7.2 PAYMENT BEFORE NORMAL RETIREMENT AGE. In lieu of commencing benefits at Normal Retirement Age, a Participant whose employment terminated prior to attaining either his/her Normal Retirement Age or Early Retirement Date and who has satisfied the service requirement for Early Retirement may elect to have a reduced benefit (such reduction to be determined in accordance with Table I in Appendix I) commence on the first day of any month following his/her fifty-fifth (55th) birthday (such commencement date to be determined by the Participant by notice to the Plan Administrator in accordance with rules adopted by the Plan Administrator). Such election shall be in writing, in form satisfactory to the Committee, and accompanied by consent of the Participant's Spouse if the Committee determines that such consent is required by Code Section 417.

        7.3 COORDINATION WITH QUALIFIED ANNUITY PROVISIONS. The foregoing provisions of this Article VII shall be applied after first taking into consideration and applying, to the extent they are applicable, the provisions of Article VI which require that the retirement benefits of certain married Participants and/or their Spouses be paid in the form of a Qualified Joint and Survivor Annuity (unless waived pursuant to a Qualified Election).

                               ARTICLE VIII
                                 VESTING

        8.1 NO VESTED RIGHTS EXCEPT AS HEREIN SPECIFIED. No Participant shall have any vested right or interest in, nor any right to payment of, any assets of the Pension Fund except as provided in this Plan.

        8.2 VESTING IN BENEFITS.

            (a) A Participant shall be one hundred percent (100%) vested in the Plan upon the completion of five (5) one-year Periods of Service or his/her attainment of his/her sixty-fifth (65th) birthday. A Participant's Periods of Service completed prior to January 1, 1988 of the Plan will be counted for purposes of determining vesting pursuant to this Section 8.2.

            (b) If the vesting schedule under the Plan is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested interest, each Participant who has completed at least three one-year Periods of Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his/her vested interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment is effective; or (iii) 60 days after the Participant is issued written notice of the amendment.

                                 ARTICLE IX
                           DISABILITY PROVISIONS

         9.1 DISABILITY RETIREMENT BENEFIT. If, while employed by the Company prior to his/her Normal Retirement Age, a Participant is suffering from a Total and Permanent Disability, such Participant shall continue to accrue benefits in the manner set forth in Section 5.1(a); provided, that if such Participant becomes disabled prior to the end of a Plan Year, such Participant's benefit accrual formula for the Plan Year in which he/she becomes disabled shall be calculated using such Participant's Compensation for the previous Plan Year. The disabled Participant's Compensation shall not be adjusted to reflect any change in the benefit formula pursuant to Section 5.1(a)(ii) after such Participant becomes disabled. Such Participant shall also be entitled to receive his/her benefit upon attaining his/her Normal Retirement Age as if he/she retired on such date.

                                 ARTICLE X
                               DEATH BENEFITS

        10.1 GENERAL LIMITATION ON DEATH BENEFITS. Except for retirement benefits expressly made payable to a Spouse or other Beneficiary in accordance with the provisions of this Article X, or in accordance with the express provisions of a form of benefit described in Article VI under which payments have commenced, no benefits shall be paid under this Plan by reason of the death of a Participant.

        10.2 PRE-RETIREMENT DEATH BENEFIT. The Spouse of a vested Participant who dies before benefits commence will be entitled to a Qualified
Preretirement Survivor Annuity.

                                 ARTICLE XI
                      RESTRICTIONS ON CERTAIN DISTRIBUTIONS

        11.1 RESTRICTIONS ON BENEFITS AT PLAN TERMINATION FOR PLAN YEARS BEGINNING PRIOR TO JANUARY 1, 1994. This Section 11.1 sets forth limitations required by the Internal Revenue Service on the benefits payable to certain Participants in the event of Plan termination in any Plan Year beginning prior to January 1, 1994. Notwithstanding any other provision in this Plan to the contrary, the restrictions contained in this Article XI shall govern the maximum Plan benefits attributable to Company contributions that may be paid to the Participants who are subject to the limitations contained in this Section.

             (a) The restrictions contained in this Article XI apply to Participants (including retired Participants) who are:

                 (i) Among the twenty-five (25) most highly compensated Participants on the relevant Commencement Date, and

                 (ii) Whose anticipated retirement benefits under the Plan exceed one thousand five hundred dollars ($1,500) per year.

             (b) "Commencement Date" for the purposes of this Article XI shall mean the date of establishment of the Plan and the effective date of any amendment to this Plan that substantially increases the benefits provided under the Plan.

             (c) The restrictions contained in this Article XI shall become effective, as to the Participants described in Subsection (a), upon the occurrence of either of the following events:

                 (i) Termination of the Plan within ten (10) years following a Commencement Date; or

                 (ii) The benefits of a Participant described in Subsection
         (a) become payable within ten (10) years after a Commencement Date and before the Plan is terminated. In this case, the restrictions of this Article XI shall continue to apply until the later of ten (10) years after the Commencement Date or the date the full current costs are met for the first time.

             (d) For the purposes of this Article XI, the term "benefits" includes any periodic income, any withdrawal values payable to a living Employee, and the cost of any death benefits that may be payable after retirement on behalf of an Employee, but does not include the cost of any death benefits with respect to an Employee before retirement nor the amount of any death benefits actually payable after the death of an Employee whether such death occurs before or after retirement.

             (e) The maximum amount of Company contributions that may be used to provide benefits for a Participant described in Subsection (a) after the occurrence of an event listed in Subsection (c) is the greater of:

                 (i)  Twenty thousand dollars ($20,000.00); or

                 (ii) Twenty percent (20%) of the Participant's annual compensation multiplied by the number of years between the date of the establishment of the Plan and whichever of the following is applicable:

                       (A) The date of termination of the Plan, or

                       (B) In the case of a Participant described in
              Subsection (c)(ii), the date the benefits become payable to the Participant.

             (f) In the event that by reason of a Plan amendment a new Commencement Date ("Second Commencement Date") occurs more than ten (10) years after the immediately preceding Commencement Date ("First Commencement Date") and the full current costs have not been paid for the ten (10) years following the First Commencement Date, the maximum amount of Company contributions that may be used to provide benefits for a Participant described in Subsection (a) upon the occurrence of an event described in Subsection (c) following the Second Commencement Date is the greater of:

                 (i) Twenty Thousand Dollars ($20,000.00); or

                 (ii) The sum of:

                 (A) The Company contributions (or the funds attributable thereto) that could have been used to provide retirement benefits to the Participant had the Plan been discontinued on the day immediately preceding the Second Commencement Date; and

                 (B) Twenty percent (20%) of the first Fifty Thousand Dollars ($50,000.00) of the Participant's annual compensation multiplied by the number of years following the Second Commencement Date.

             (g) For the purpose of this Article XI, the term "annual compensation" shall mean the Participant's average compensation during his/her last five (5) years of employment.

             (h) The restrictions contained in this Article XI may be exceeded: (i) for the purpose of providing current retirement income payments (as opposed to lump sum distributions) to retired individuals who would otherwise be subject to the restrictions, provided the full current costs of the plan are satisfied at the time the payments are made; (ii) in the event of the termination of the Plan, to the extent permitted under Revenue Ruling 80-229, 1980-2 C.B. 133, as such Ruling may be amended from time to time; and (iii) as may otherwise be permitted pursuant to applicable regulations.

             (i) If the benefits of any person shall have been suspended in part in accordance with the restrictions contained in this Article XI and such restrictions shall later become inapplicable, the full amount of such benefits shall be resumed and the part of any such benefits which shall have been suspended shall then be paid in full with such payment actuarially increased to reflect the later commencement of benefits. The timing of the payments shall be determined by the Committee in accordance with any applicable Treasury Regulations.

             (j) Any amounts that cannot be paid to a Participant because of the restrictions imposed by this Article XI shall be used (to the extent necessary) to pay the benefits due to other Participants.

             (k) The provisions of this Subsection (k) shall apply if it is determined that the Plan is covered by Section 4021(a) of ERISA.

                 (i) The maximum Company contributions that may be used for the benefit of a Participant described in Subsection (a) above who is a Substantial Owner (as defined in Section 4022(b)(5) of ERISA) shall not exceed the greatest of:

                 (A) The dollar amount described in Subsection (e) above;

                 (B) A dollar amount which equals the present value of the benefit guaranteed for the Participant under Section 4022 of ERISA; or

                 (C) If the Plan has not terminated, the present value of the benefit that would be guaranteed (if the Plan terminated on the date the benefit commences) determined in accordance with regulations of the Pension Benefit Guaranty Corporation ("PBGC").

             (ii) In the case of a Participant other than those described in Paragraph (i) above, the maximum Company contributions that may be used for the benefit of the Participant shall not exceed the greater of:

                  (A) The dollar amount described in Subsection (e) above, or

                  (B) A dollar amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the date the Plan terminates or the date benefits commence, whichever is earlier), determined in accordance with regulations of PBGC, but without regard to any other limitations in
         Section 4022 of ERISA.

             (l) In the event that it should subsequently be determined by statute, court decision, ruling by the Internal Revenue Service, or otherwise, that the provisions of this Article XI, or any part thereof, are no longer necessary to qualify the Plan under the Internal Revenue Code, then this Article XI, or such part, shall be ineffective without the necessity of amending the Plan.

              (m) In the event the limitations of this Article XI should no longer be needed to prevent discrimination in favor of Employees who are officers, shareholders, or highly compensated, these limitations shall no longer apply.

              (n) In the event that the limits on the maximum benefit payable to a Participant subject to the restrictions of this Article XI become capable of being raised, by reason of an amendment to the Income Tax Regulations or otherwise, the limits of this Section shall be automatically raised to the maximum amount permissible, without the necessity of an amendment to the Plan.

        11.2 RESTRICTIONS ON BENEFITS AT PLAN TERMINATION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994. In the event the Plan is terminated in any Plan Year beginning on or after January 1, 1994, the benefit of any Highly Compensated Employee (and any Highly Compensated former Employee) shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code and shall be determined in accordance with this Section 11.2.

        (a) In the event of a Plan termination, the annual payments to a Participant described in Section 11.2(b) below shall be restricted to an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's accrued benefit and any other benefits available to the Participant under the Plan. The restrictions in this Subsection (a) shall not apply, however, if:

                 (i) After payment to a Participant described in Section 11.2(c) below of all benefits described in Subsection 11.2(b) below, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current Plan liabilities, as defined in Section 412(1)(7) of the Code, or

                 (ii) The value of the benefits described in Subsection
              11.2(b) below for a Participant described in Subsection 11.2(c) below is less than one percent (1%) of the value of current Plan liabilities.

For purposes of applying the limitations of this Section 11.2, Participants whose benefits are restricted on distribution include all Highly Compensated Employees and Highly Compensated former Employees; provided, however, in any Plan Year, the total number of Participants whose benefits are subject to restriction under this Article XI shall be limited by the Plan to the group of twenty-five (25) Highly Compensated Employees and Highly Compensated former Employees consisting of those Highly Compensated Employees and Highly Compensated former Employees with the greatest Compensation.

         (b) For purposes of applying the limitations of this Section 11.2, the term "benefit" includes loans in excess of the amounts set forth in
Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the Participant's life.

                                 ARTICLE XII
                  OPERATION AND ADMINISTRATION OF THE PLAN

             12.1 PLAN ADMINISTRATION.

                  (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Committee as provided in this Article XII.

                  (b) The members of the Committee (the number of which shall be determined by the Board of Directors) shall be appointed by the Board of Directors and shall hold office until resignation, death or removal by the Board of Directors. Members of the Committee may, but need not, be appointed by appropriate designation of a Committee heretofore constituted pursuant to the provisions of another employee benefit plan maintained by the Company.

                  (c) For purposes of ERISA Section 402(a), the members of the Committee shall be the Named Fiduciaries of this Plan.

                  (d) Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an Investment Manager appointed pursuant to Section 12.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan.

             12.2 COMMITTEE POWERS. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

             (a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 12.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in Section 405(c) of ERISA. The preceding provisions of this Section 12.2(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 12.3.

             (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

             (c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

             (d) To establish rules and regulations from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

             (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan, by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his/her Beneficiary may be entitled.

             (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

             (g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Committee may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder. Among the securities which the Committee may direct the Trustee to purchase are "employer securities" as defined in Code Section 409A(l) or any successor statute thereto.

             (h) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

        Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute. However, all discretionary powers shall be exercised in a uniform and nondiscriminatory manner.

     12.3 INVESTMENT MANAGER.

          (a) The Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

          (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA.

          (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Committee shall thereafter have any responsibility for the management of those assets.

     12.4 PERIODIC REVIEW.

          (a) At periodic intervals, not less frequently than annually, the Committee shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan and the minimum funding standards of ERISA, if applicable. In determining the funding policy the Committee shall take into account, at a minimum, not only the long-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the short-run needs of the Plan to pay benefits.

          (b) All actions taken by the Committee with respect to the funding policy of the Plan, including the reasons therefor, shall be fully reflected in the minutes of the Committee.

     12.5 COMMITTEE PROCEDURE.

          (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

          (b) The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

     12.6 COMPENSATION OF COMMITTEE.

          (a) Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his/her services as a member of the Committee.

          (b) All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.

          (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee.

     12.7 RESIGNATION AND REMOVAL OF MEMBERS. Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors.

     12.8 APPOINTMENT OF SUCCESSORS.

          (a) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

          (b) Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Committee.

          (c) Upon termination, for any reason, of a Committee member's status as a member of the Committee, the member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member the successor shall assume the status of a Named Fiduciary as provided in Section 12.1.

     12.9 RECORDS.

          (a) The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

          (b) However, nothing in this Section 12.9 shall require the Committee or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator, nor shall this Section relieve the Plan Administrator from such responsibility.

     12.10 RELIANCE UPON DOCUMENTS AND OPINIONS.

          (a) The members of the Committee, the Board of Directors, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("delegated fiduciary") shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of the Committee, the Board of Directors, the Company and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel.

          (b) Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

          (c) The Committee and any delegated fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

     12.11 REQUIREMENT OF PROOF. The Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.

     12.12 RELIANCE ON COMMITTEE MEMORANDUM. Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.

     12.13 MULTIPLE FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     12.14 LIMITATION ON LIABILITY.

          (a) Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his/her duties under the Plan unless he/she acts fraudulently or in bad faith.

          (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

          (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

     12.15 INDEMNIFICATION.

          (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

          (b) The preceding right of indemnification shall be in addition to any other right to which the Board member or Committee member or other person may be entitled as a matter of law or otherwise.

     12.16 BONDING.

          (a) Except as is prescribed by the Board of Directors, as provided in Section 412 of ERISA, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Committee, or any other fiduciary under this Plan.

          (b) Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 12.15, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under the indemnification provisions.

     12.17 PROHIBITION AGAINST CERTAIN ACTIONS.

          (a) To the extent prohibited by law, in administering this Plan the Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of highly compensated Employees (within the meaning of Code Section 414(q)).

          (b) The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Section 4975(c) of the Code or Section 406(a) of ERISA.

          (c) All individuals who are fiduciaries with respect to the Plan (as defined in Section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in Section 404 of ERISA.

     12.18 PLAN EXPENSES. All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be charged to the Trust Fund, but shall be paid by the Company if not paid by the Trust Fund.

                             ARTICLE XIII
                            PLAN AMENDMENTS

     13.1 AMENDMENTS. The Board of Directors may at any time, and from time to time, amend the Plan and any Funding Agreement by an instrument in writing executed in the name of 20th Century Industries by an officer(s) duly authorized to execute the instrument and filed with the Trustee. No such amendment, however, shall be made at any time, the effect of which would be:

          (a) To cause any assets of the Plan, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as otherwise permitted by law;

          (b) To increase the responsibilities or liabilities of the Trustees without their written consent; or

          (c) To decrease a Participant's accrued benefit (within the meaning of Section 411(d)(6) of the Code) with respect to service performed prior to the effective date of the amendment.

          For purposes of this provision, an amendment shall be treated as reducing accrued benefits if it (1) unfavorably changes the actuarial basis for determining benefits, (2) reduces or eliminates an early retirement benefit or retirement-type subsidy, or (3) eliminates an optional form of benefit with respect to benefits attributable to service performed before the amendment became effective. However, the restriction on affecting retirement-type subsidies applies only with respect to Participants who satisfy (either before or after the amendment) the preamendment conditions for entitlement to the subsidy. For purposes of this provision, a "retirement-type subsidy" shall have the meaning ascribed to such terms by Section 411(d)(6) of the Code.

          (d) No amendment shall adversely change the vesting schedule with respect to the future accrual of benefits for any Participant unless each Participant with five (5) or more one-year Periods of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his/her vested benefit.

     13.2 RETROACTIVE AMENDMENTS. Notwithstanding any provisions of this
Article XIII to the contrary, to the extent allowable under applicable law the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code as amended by Section 1023 of ERISA) to make the Plan conform to any provision of ERISA, the Code provisions dealing with employees' trusts, or any regulation under either of such statutes.

                             ARTICLE XIV
                    MERGER OF COMPANY; MERGER OF PLAN

     14.1 EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect in the same manner as if the Plan had been adopted by resolution of its board of directors unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

     14.2 MERGER RESTRICTION. Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                             ARTICLE XV
          PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS

     15.1 PLAN TERMINATION.

          (a) (i) Subject to the following provisions of this Section 15.1, 20th Century Industries may terminate the Plan and the Trust Agreement at any time by an instrument in writing executed in the name of 20th Century Industries by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee.

               (ii) The Plan and Trust Agreement may terminate if 20th Century Industries merges into any other corporation, if as the result of the merger the entity of 20th Century Industries ceases, and the Plan is terminated pursuant to the rules of Section 14.1.

          (b) Upon and after the effective date of the termination, the Company shall not make any further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

          (c) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

     15.2 DISCONTINUANCE OF CONTRIBUTIONS.

          (a) In the event the Company decides it is impossible or inadvisable for business reasons to continue to make Company contributions under the Plan, the Board of Directors may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, the Company shall not make any further Company contributions under the Plan and no Company contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

          (b) The discontinuance of Company contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

          (c) However, if this discontinuance of Company contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XV.

          (d) On and after the effective date of a discontinuance of Company contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date.

     15.3 RIGHTS OF PARTICIPANTS. In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 4.3 of this Plan.

     15.4 ALLOCATION AND PAYMENT PRIORITY. Upon termination of the Plan, the assets of the Plan, to the extent that they are sufficient after the payment of liabilities and expenses and reasonable reserves for expenses and liabilities (absolute or contingent) of the funding agents, shall be allocated for the purpose of paying benefits to Participants in the following order of precedence:

          (a) First, in payment of all benefits of Participants or their Beneficiaries provided for under this Plan which (i) were in pay status as of the beginning of the three (3) year period ending on the Plan Termination Date or (ii) would have been in pay status as of the beginning of such three
(3) year period if the

Participant had retired prior to the beginning of the three (3) year period and if his/her benefits had commenced as of the beginning of such period; provided, however, that the amount of benefits entitled to priority under this Section 15.4(a) shall be the lowest amount payable under the provisions of the Plan in effect at any time during the five (5) year period ending on the Plan Termination Date; and provided further, that for the purposes of (i) above, the lowest benefit in pay status during said three (3) year period prior to the Plan Termination Date shall be considered the benefit in pay status for such period.

          (b) Second, in payment of all benefits provided for under the Plan which (i) are guaranteed under Title IV of ERISA, or (ii) would be so guaranteed if the provisions of Sections 4022(b)(5) and 4022(b)(6) of ERISA were not applicable.

          (c) Third, in payment of all benefits provided for under the Plan which were vested and nonforfeitable on the Plan Termination Date, but excluding those benefits which became vested and nonforfeitable solely by reason of the termination of the Plan.

          (d) Fourth, to all other benefits under the Plan.

          (e) Fifth, to return to the Company any assets remaining after the satisfaction of all liabilities for benefits under the Plan to Participants and their Beneficiaries.

     The assets of the Plan shall be used to provide benefits under the above subsections in the order in which they appear before any benefits are provided under the following subsection. Should the assets be insufficient to provide full benefits under any subsection in the order of precedence, the benefit for each Participant in the group for which the assets are insufficient shall be reduced in the proportion that the available assets bear to the present value of the full benefits for all Participants in the group; provided, however, that with respect to Section 15.4(c) above, if any such proration is necessary the assets available shall first be used to provide benefits based upon the Plan as in effect five (5) years prior to the Plan Termination Date, and if the assets available are insufficient to provide in full for such benefits, then the benefits based upon the most recent Plan amendment under which the assets available are sufficient to satisfy in full the benefits provided thereby shall be used, with the remaining assets prorated on the basis of the benefits provided under the terms of the next most recent Plan amendment. The interpretation and application of this Section 15.4 shall be in conformity with any regulations issued under Section 4044 of ERISA by the Secretary of Labor.

     15.5 CONTINUATION OF THE FUNDING AGREEMENTS, ETC. The allocation and provision for the benefits described in Sections 15.4(a) through (d), inclusive, shall be accomplished through either continuance of the Funding Agreements, the creation of new Funding Agreements, or the purchase of annuity contracts; provided, however, that the Committee, upon finding that it is not practicable or desirable under the circumstances to do any of the foregoing with respect to one or more of the groups listed in Section 15.4, may, with the consent of the Board of Directors, provide some other means, including cash payments, but no change shall be effected in the order of precedence and the basis of allocation established therein.

     15.6 PLAN TERMINATION DATE. The Plan Termination Date, as used in this
Article XV, shall be:

          (a) The date established by the Committee and agreed to by the Pension Benefit Guaranty Corporation, if the Plan is terminated in accordance with Section 4041 of ERISA;

          (b) The date established by the Pension Benefit Guaranty Corporation and agreed to by the Committee, if the Plan is terminated by the Pension Benefit Guaranty Corporation in accordance with Section 4042 of ERISA; or

          (c) The date established by a court of competent jurisdiction if the Plan is terminated in accordance with either of the foregoing sections of ERISA but no agreement is reached between the Committee and the Pension Benefit Guaranty Corporation or a judicially appointed trustee.

     15.7 PARTIAL TERMINATION.

          (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

          (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

          (c) With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XV in the case of a total termination of the Plan.

     15.8 FAILURE TO CONTRIBUTE. The failure of the Company to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.

                              ARTICLE XVI
                         APPLICATION FOR BENEFITS

     16.1 APPLICATION FOR BENEFITS. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may, in its discretion, permit another person acting on his/her behalf to submit the application.

     16.2 ACTION ON APPLICATION.

          (a) Within ninety (90) days following receipt of an application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

          (b) In the case of a denial of the claimant's application, the written notice shall set forth:

               (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

               (ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

               (iii) An explanation of the Plan's claim review procedure.

          (c) A claimant who wishes to contest the denial of his/her application for benefits or to contest the amount of benefits payable to him/her shall follow the procedures for an appeal of benefits as set forth in
Section 16.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

     16.3 APPEALS.

          (a) (i) A claimant who does not agree with the decision rendered with respect to his/her application may appeal the decision to the Committee.

               (ii) The appeal shall be made, in writing, within sixty-five
(65) days after the date of notice of the decision with respect to the application.

               (iii) If the application has neither been approved nor denied within the ninety (90) day period provided in Section 16.2 above, then the appeal shall be made within sixty-five (65) days after the expiration of the ninety (90) day period.

          (b) The claimant may request that his/her application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

          (c) The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review.

          (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.


                              ARTICLE XVII
                         LIMITATION ON BENEFITS

     17.1 BASIC LIMITATION.

          (a) Notwithstanding anything to the contrary contained in this Plan, and subject to the adjustments set forth below in this Article, the maximum annual amount of retirement income payable to a Participant under this Plan (the "Defined Benefit Dollar Limitation") shall not exceed the lesser of:

               (i) The Specific Dollar Limitation (as defined hereinbelow); or

               (ii) 100% of the Participant's average compensation for the three consecutive calendar years during which he had the greatest aggregate compensation.

          As used herein the term "Specific Dollar Limitation" shall mean
$90,000.

          (b) In determining a Participant's Compensation (as defined in
Section 2.9(b)) for any Limitation Year, there shall be taken into account only the compensation that is actually paid to or includable in the gross income of the Participant during such Limitation Year. In all cases this Subsection (b) shall be interpreted and applied in compliance with the provisions of Treasury Regulations Section 1.415-2(d) or any successor thereto.

          (c) For purposes of applying the limitations of this Article, a Limitation Year corresponding to the Plan Year has been adopted. The Specific Dollar Limitation referred to in Subsection (a)(i) shall be adjusted annually for increases in the cost of living which are authorized under Code Section 415, effective as of January 1 of the year for which the adjustment is made, with such adjustment to apply to the Limitation Year ending with or within the calendar year of adjustment.

     17.2 ANNUAL ADDITIONS. The term "Annual Additions" means, for any Limitation Year, the sum of the following amounts credited to a Participant:

          (a) The amount credited to the Participant's accounts under all defined contribution plans from contributions by the Company or an Affiliated Company (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code);

          (b) The Participant's contributions to such plans;

          (c) Forfeitures; and

          (d) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

     17.3 MEMBERSHIP IN OTHER DEFINED BENEFIT PLANS. The limitations of this Article with respect to any Participant who at any time is or has been a participant in any other defined benefit plan, as defined in Section 414(j) of the Code (whether or not the plan has been terminated), maintained by the Company or an Affiliated Company shall be applied as if the total benefits payable under all such defined benefit plans in which the Participant has been a participant were payable from one plan.

     17.4 MEMBERSHIP IN DEFINED CONTRIBUTION PLANS. If a Participant in this Plan is or was also a participant in a defined contribution plan, as defined in Section 414(i) of the Code (whether or not the plan has been terminated), to which contributions are made by the Company or an Affiliated Company (whether or not the plan has been terminated), then in addition to the Defined Benefit Dollar Limitation contained in Section 17.1 of this Plan, the "Combined Plan Fraction" shall not exceed 1.0.

          (a) The provisions of this Section 17.4 shall apply to any Participant (herein a "Combined Plan Participant") in this Plan who is or was also a participant in a defined contribution plan, as defined in Section 414(i) of the Code, to which contributions are or were made by the Company or an Affiliated Company (whether or not the plan has been terminated). In addition to the limitation contained in Section 17.1 of this Plan, for any Limitation Year the Combined Plan Fraction for any Combined Plan Participant shall not exceed 1.0. As used herein the term Combined Plan Fraction means, with respect to any Combined Plan Participant, a fraction equal to the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction for such Participant. In all cases the calculation of such Combined Plan Fraction shall be made in accordance with the provisions of Code Section 415(e) and the following rules of this Section.

          (b) "Defined Contribution Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined contribution plans of the Company and all Affiliated Companies:

               (i) The numerator of such fraction is the sum (as determined as of the end of the applicable Limitation Year) of all "Annual Additions" to the Participant's accounts under all such plans for all of his years of participation in such plans.

               (ii) The denominator of the fraction is the sum of the lesser of the following amounts determined separately with respect to each Limitation Year and each year of service:

                    (A) The product of 1.25 multiplied by the dollar limitation under Code Section 415(c)(1)(A) (determined without regard to Subsection (c)(6) thereof) in effect for the applicable Limitation Year; or

                    (B) The product of 1.4 multiplied by an amount equal to the percentage of compensation limitation under Code Section 415(c)(l)(B) (or Subsection (c)(7) thereof, if applicable) that applies with respect to the Participant for the applicable Limitation Year.

               (iii) Solely in the case of a defined contribution plan in existence on July 1, 1982, at the election of the Plan Administrator, in applying the above rules with respect to any year ending after December 31, 1982, the denominator with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of the denominator for the year ending in 1982 (determined using the rules in effect under Code Section 415(e)(3)(B) at that time) multiplied by the "Transition Fraction." The "Transition Fraction" is a fraction the numerator of which is the lesser of $51,875, or 1.4 multiplied by 25% of the compensation of the Participant for the year ending in 1981, and the denominator of which is the lesser of $41,500, or 25% of the compensation of the Participant for the year ending in 1981.

          (c) "Defined Benefit Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined benefit plans of the Company and all Affiliated Companies:

               (i) The numerator of such fraction is the projected annual benefit of the Participant under all such plans (determined as of the close of the applicable Limitation Year). For purposes of this Paragraph, a Participant's projected annual benefit shall be determined in accordance with Treasury Regulations Section 1.415-7(b)(3).

               (ii) The denominator of such fraction is the lesser of (A) the product of 1.25 multiplied by the dollar limitation under Code
          Section 415(b)(l)(A) for the applicable Limitation Year; or (B) the product of 1.4 multiplied by the percentage of compensation limitation under Code Section 415(b)(1)(3) with respect to the Participant for the applicable Limitation Year.

          (d) In the case of any Combined Plan Participant with respect to whom the Combined Plan Fraction for any Limitation Year would exceed 1.0, the following corrective action shall be taken:

               (i) First, the Committee or Plan Administrator shall make such elections under Code Section 415 as may be available (if any) which would allow the Plan to satisfy the Combined Plan Fraction requirements of Code Section 415(e) without causing any reduction in the benefits of participants under this Plan or any defined contribution plan included in the calculation of the Combined Plan Fraction (herein an "Included Defined Contribution Plan").

               (ii) Second, to the maximum extent permissible under the applicable provisions of Code Sections 401 through 415, the benefits payable with respect to such Combined Plan Participant under the Included Defined Benefit Plans shall be reduced or otherwise adjusted so as to allow the Combined Plan Participant to satisfy the Combined Plan Fraction requirements of Code Section 415(e) for the applicable Limitation Year.

               (iii) After reducing or otherwise adjusting the benefits under Included Defined Contribution Plans to the maximum permissible extent as provided under Paragraph (ii) above, to the extent necessary to achieve compliance with the Combined Plan Fraction requirements of Code Section 415(e) the Committee shall then implement reductions in the Accrued Benefits otherwise payable under this Plan to such Combined Plan Participant.

     17.5 ADJUSTMENTS IN THE LIMITATION. In applying the Defined Benefit Dollar Limitation on the maximum amount of annual retirement income permitted under Section 17.1 above, the following special rules and adjustments shall be applied:

          (a) The Defined Benefit Dollar Limitation shall only apply to benefits attributable to Company contributions, and any benefits payable at any time under this Plan attributable to Participant contributions shall be paid in addition to the maximum permitted benefit attributable to Company contributions (subject, however, to applicable limitations under Code Section 415 upon the payment of benefits attributable to employee contributions under a defined benefit plan).

          (b) If the retirement benefit of a Participant commences before the Participant's Social Security Retirement Age, the Defined Benefit Dollar Limitation shall be adjusted so that it is the actuarial equivalent of an annual benefit of $90,000, multiplied by the Adjustment Factor, as prescribed by the Secretary of the Treasury, beginning at the Social Security Retirement Age. The adjustment provided for in the preceding sentence shall be made as follows:

               (i) in the case of a Participant whose Social Security Retirement Age is age sixty-five (65), the Specific Dollar Limitation shall be reduced by 5/9 of 1% for each month by which benefits commence before the month in which the Participant attains age sixty-five (65),

               (ii) in the case of a Participant whose Social Security Retirement Age is greater than age sixty-five (65), the Specific Dollar Limitation shall be reduced by 5/9 of 1% for each of the first thirty-six (36) months and 5/12 of 1% for each of the additional months (up to twenty-four (24)) by which benefits commence before the month in which the Participant attains Social Security Retirement Age, and

               (iii) if the benefit begins before age sixty-two (62), the benefit must be limited to the Actuarial Equivalent of the Participant's Specific Dollar Limitation for benefits commencing at age sixty-two (62), with the reduced dollar limitation for such benefits further reduced for each month by which benefits commence before the month in which the Participant attains age sixty-two (62).

          (c) If the retirement benefit of a Participant commences after the Participant's Social Security Retirement Age, the Defined Benefit Dollar Limitation shall be adjusted so that it is the actuarial equivalent of a benefit of $90,000 beginning at the Social Security Retirement Age, multiplied by the Adjustment Factor as provided by the Secretary of the Treasury, based on the lesser of the interest rate assumption under the Plan or on an assumption of five percent (5%) per year.

          (d) In the event that all or any portion of a Participant's retirement income is payable in a form other than a single life annuity for the life of the Participant or a Qualified Joint and Survivor Annuity under Article VI, for purposes of applying the Defined Benefit Dollar Limitation such other plan benefit shall be adjusted to a straight life annuity (commencing at the same age) which is the Actuarial Equivalent Value of such other plan benefit.

          (e) For purposes of making the actuarial adjustments to the Defined Benefit Dollar Limitation or to Plan benefits as provided under Subsection
     (d), the interest rate assumption used shall be the greater of (i) 5%, or
     (ii) the rate used under this Plan for determining Actuarial Equivalent Values.

          (f) In all cases the adjustments described hereinabove shall be made in accordance with and to the extent required by the Regulations and applicable Internal Revenue Service rules issued under Code Section 415(b)(2) and other applicable provisions of Code Section 415.

          (g) "Social Security Retirement Age" means the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(1)(2) of such Act were 62. "Social Security Retirement Age" shall mean age sixty-five (65) if the Participant was born before January 1, 1938, age sixty-six (66) if the Participant was born before January 1, 1955, and age sixty-seven (67) if the Participant was born after December 31, 1954.

     17.6 BENEFITS NOT IN EXCESS OF $10,000. The foregoing provisions of this Article shall not apply to any Participant who has not at any time participated in any defined contribution plan maintained by the Company if his total annual benefit in any year under this Plan and any other defined benefit plans maintained by the Company is not in excess of $10,000 in the aggregate.

     17.7 ADJUSTMENT OF LIMITATION FOR YEARS OF SERVICE OR PARTICIPATION.

          (a) If a Participant has completed less than ten years of participation, the Participant's Accrued Benefit shall not exceed the Defined Benefit Dollar Limitation as adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan, and the denominator of which is ten.

          (b) If a Participant has completed less than ten years of service with the Affiliated Companies, the limitations described in Sections 415(b)(1)(B) and 415(b)(4) of the Code shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of years of service (or part thereof), and the denominator of which is ten.

          (c) In no event shall Sections 17.7(a) and (b) reduce the limitations provided under Sections 415(b)(1) and (4) of the Code to an amount less than one-tenth of the applicable limitation (as determined without regard to this Section 17.7).

          (d) To the extent provided by the Secretary of the Treasury, this
     Section 17.7 shall be applied separately with respect to each change in the benefit structure of the plan.

     17.8 AFFILIATED COMPANY. For purposes of this Article, the determination of whether a company is an Affiliated Company shall be made after applying the modifications required by Code Section 415(h) to the percentage tests of Code
Section 414(b) and (c).

                                 ARTICLE XVIII
                           RESTRICTION ON ALIENATION

     18.1 GENERAL RESTRICTIONS AGAINST ALIENATION.

          (a) The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his/her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant or Beneficiary shall not be liable or subject to his/her debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest, or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary.

          (b) In the event any person attempts to take any action contrary to this Article XVIII, that action shall be void and the Company, the Committee, the Trustees and all Participants and their Beneficiaries may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

          (c) The preceding provisions of this Section 18.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

     18.2 NONCONFORMING DISTRIBUTIONS UNDER COURT ORDER.

          (a) In the event that a court with jurisdiction over the Plan shall issue an order or render a judgment requiring that all or part of a Participant's interest under the Plan be paid to a Spouse, former Spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the Spouse, and/or some other similar proceeding involving marital rights and property interests, then the Committee may, in its absolute discretion, direct the applicable Trustees to comply with that court order or judgment and distribute assets of the Plan in accordance therewith.

          (b) The Committee's decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustees and all Participants and their Beneficiaries, provided, however, that the Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a qualified domestic relations order or which the Committee determines would jeopardize the continued qualification of the Plan under Section 401 of the Code.

          (c) Neither the Plan, the Company, the Committee nor the Trustees shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.

          (d) Nothing in this Section 18.2 shall be interpreted as placing upon the Company, the Committee or any Trustees any duty or obligation to comply with any such court order or judgment. The Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustees shall act in accordance with the Committee's directions.

                                  ARTICLE XIX
                             TOP-HEAVY PLAN RULES

     19.1 PURPOSE. The purpose of this Article is to ensure that the Plan conforms to the requirements of Code Section 401(a)(10)(B), through the adjustments required herein, should the Plan become a Top-Heavy Plan within the meaning of Code Section 416 or become subject to the application of the provisions of Code Section 416 by reason of its inclusion in an Aggregation Group within the meaning of Code Section 416(g). The provisions of this Article shall be administered and interpreted strictly for the purposes of satisfying the applicable minimum requirements of the Code.

     19.2 APPLICABILITY. Notwithstanding any provision in this Plan to the contrary, and subject to the limitations set forth in Section 19.9, the requirements of Sections 19.5, 19.6, 19.7 and 19.8 shall apply under this Plan in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 19.4. Except as is expressly provided to the contrary, the rules of this Article shall be applied after the application of the Affiliated Company rules of Section 2.2.

     19.3 DEFINITIONS. For purposes of this Article, the following special definitions and definitional rules shall apply:

          (a) The term "Key Employee" means any Employee or former Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is or was:

               (i) An officer of the Company having an annual compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for the Plan Year; provided, however, for such purposes no more than 50 Employees (or, if lesser, the greater of three or 10% of the Employees) shall be treated as officers;

               (ii) One of the ten Employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent (1/2%) interest in the Company and the largest interests in the Company. For this purpose, if two Employees have the same interest in the Company, the Employee having greater annual compensation from the Company shall be treated as having a larger interest;

               (iii) A Five Percent Owner of the Company; or

               (iv) A One Percent Owner of the Company having an annual compensation from the Company of more than $150,000.

          (b) The term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

          (c) The term "One Percent Owner" means any person who would be described in Subsection (b) if "1%" were substituted for "5%" each place where it appears therein.

          (d) The term "Non-Key Employee" means any Employee who is not a Key Employee.

          (e) The term "Determination Date" means, with respect to any plan year, the last day of the preceding plan year. In the case of the first plan year of any plan, the term "Determination Date" shall mean the last day of that plan year.

          (f) The term "Aggregation Group" means (i) each plan of the Company in which a Key Employee is a Participant, and (ii) each other plan of the Company which enables any plan described in clause (i) to meet the requirements of Code Sections 401(a)(4) or 410. Any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

          (g) For purposes of determining ownership under Subsections (a), (b) and (c) above, the following special rules shall apply: (i) Code Section 318(a)(2)(C) shall be applied by substituting "5%" for "50%," and (ii) the aggregation rules of Subsections (b), (c) and (m) of Code Section 414 shall not apply, with the result that the ownership tests of this Section shall apply separately with respect to each Affiliated Company.

          (h) For purposes of this Article XIX, the terms "Key Employee" and "Non-Key Employee" shall apply to a Beneficiary of such Key Employee or Non-Key Employee and such Beneficiary will acquire the character of the Participant. Any inherited benefits payable to a deceased Participant's Beneficiary shall retain the character of the benefits payable to the Participant.

          (i) For purposes of this Article, an Employee's compensation shall be determined in accordance with the rules of Code Section 415.

     19.4 TOP-HEAVY STATUS.

          (a) The term "Top-Heavy Plan" means, with respect to any Plan Year:

               (i) Any defined benefit plan if, as of the Determination Date, the Actuarial Equivalent Value of the cumulative accrued benefits under the plan for Key Employees exceeds 60% of the Actuarial Equivalent Value of the cumulative accrued benefits under the plan for all Employees; and

               (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the plan exceeds 60% of the Actuarial Equivalent Value of the aggregate of the account balances of all Employees under the plan.

          In applying the foregoing provisions of this Subsection (a), the valuation date to be used in valuing Plan assets shall be (A) in the case of a defined benefit plan, the same date which is used for computing costs for minimum funding purposes, and (B) in the case of a defined contribution plan, the most recent valuation date within a 12-month period ending on the applicable Determination Date.

          (b) Each plan maintained by the Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

          (c) The term "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of (i) the Actuarial Equivalent Value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and (ii) the aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Employees. For purposes of determining the Actuarial Equivalent Value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such Actuarial Equivalent Value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five year period ending on the Determination Date. The preceding prior distribution rule shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in an Aggregation Group; provided, however, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

          (d) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section.

          (e) If any individual has not performed any services for the Company or received any compensation from the Company (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section. If any individual returns after the five (5) year period, such individuals total accrued benefit shall be included in determining the top heavy ratio.

          (f) In applying the foregoing provisions of this Section, for purposes of determining the Actuarial Equivalent Value of accrued benefits under a defined benefit plan the following rules shall apply: (i) the actuarial factors to be used shall be those as specified in Section 2.1 of this Plan; and (ii) proportional subsidies shall be ignored and nonproportional subsidies shall be considered in accordance with the requirements of applicable regulations under Code Section 416.

          (g) For all purposes of this Article, the provisions of this Section shall be applied and interpreted in a manner consistent with the provisions of Code Section 416(g) and the regulations thereunder.

          (h) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrued purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     19.5 MINIMUM BENEFITS.

          (a) For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the Plan shall provide a minimum benefit (provided solely by Company contributions) for each Participant who is Non-Key Employee and who is credited with a Year of Service for the Plan Year, regardless of such Participant's level of compensation or whether the Participant is employed by the Company as of the last day of the Plan Year. This minimum benefit, when expressed as an annual retirement benefit payable in the form of a single life annuity beginning at the Participant's Normal Retirement Age, shall be the greater of (i) the normal benefit accrued by such a Participant for such a Plan Year under the benefit accrual provisions of this Plan, or (ii) the lesser of (A) or (B) where: (A) is the product derived by multiplying the Participant's average annual compensation during the "testing period" by 20% minus the benefit (expressed as a percentage of such average annual compensation) accrued by the Participant under this Plan prior to such Top-Heavy Plan Year, and (B) is the product derived by multiplying such average annual compensation by the product of 2% multiplied by the Participant's years of service determined under the rules of Subsection (b) below. As used herein the term "testing period" shall mean the period of consecutive years (not exceeding 5) during which the Participant had the greatest aggregate Compensation from the Company.

          (b) For purposes of clause (ii)(B) of Subsection (a) above, years of service shall be determined under the rules of paragraphs (4), (5) and (6) of Code Section 411(a), subject, however, to the following special rules:
     (i) a year of service shall not be taken into account if either (A) the Plan was not a Top-Heavy Plan for the Plan Year ending with or within such year of service, or (B) the year of service was completed in a Plan Year beginning prior to January 1, 1984; and (ii) if service for vesting purposes under the Plan is determined under the elapsed time method, then such method shall be used (in lieu of the hours of service method referenced in Section 411(a)(5) of the Code) in determining years of service for purposes of clause (ii)(B) of Subsection (a).

          (c) The Participant's minimum benefit determined under this Section shall be calculated without regard to any Social Security benefits payable to the Participant.

          (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the participating Company, both of which are determined to be Top-Heavy Plans, the defined benefit minimum shall be provided under the defined benefit plan, but shall be offset by the benefits provided under the defined contribution plan.

     19.6 COMPENSATION LIMITATION. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the Plan shall not take into account an Employee's Compensation in excess of the first $200,000 (or such other amount as may be permitted pursuant to Code Sections 416(d)(2) or 401(a)(17), as applicable). For Plan Years beginning on and after January 1, 1994, an Employee's Compensation in excess of the "OBRA '93 annual compensation limit" as defined in Section 2.9(d) shall not be taken into account.

     19.7 MAXIMUM BENEFIT LIMITATIONS.

          (a) Except as set forth below, for any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the rules of Code Sections 415(e)(2)(B) and 415(e)(3)(B) shall be applied by substituting "1.0" for "1.25."

          (b) The rule set forth in Subsection (a) above shall not apply if the requirements of both Paragraphs (i) and (ii), below, are satisfied.

               (i) The requirements of this Paragraph (i) are satisfied if the rules of Section 19.5(a) above would be satisfied after substituting "3%" for "2%" where it appears therein.

               (ii) The requirements of this Paragraph (ii) are satisfied if the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" each place it appears in Section 19.4(a)(ii).

          (c) The rules of Subsection (a) shall not apply with respect to any Employee as long as there are no (i) Company Contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the
     Code), forfeitures, or voluntary nondeductible contributions allocated to the Employee under a defined contribution plan maintained by the Company, or (ii) accruals by the Employee under a defined benefit plan maintained by the Company.

          (d) In the case where the Plan is subject to the rules of Subsection
     (a) above, the rules of Code Section 415(e)(6)(B)(i) shall be applied by substituting "$41,500" for "$51,875."

     19.8 VESTING RULES.

          (a) In the event that the Plan is determined to be Top-Heavy in accordance with the rules of Section 19.4, then a Participant who has completed at least three (3) one-year Periods of Service with the Company or an Affiliated Company shall be one hundred percent (100%) vested in the Plan.

          (b) If the Plan ceases to be a Top-Heavy Plan, the vesting schedule of the Plan shall (for such Plan Years as the Plan is not a Top-Heavy
     Plan) revert to that provided in Section 8.2(a) (the "Regular Vesting Schedule"). If such reversion to the Regular Vesting Schedule is deemed to constitute a vesting schedule change that is attributable to a Plan amendment (within the meaning of Code Section 411(a)(10)), then such reversion to said Regular Vesting Schedule shall be subject to the requirements of Section 8.2(b) of this Plan. For such purposes, the date of the adoption of such deemed amendment shall be the Determination Date as of which it is determined that the Plan has ceased to be a Top-Heavy Plan.

     19.9 NON-ELIGIBLE EMPLOYEES. The rules of this Article shall not apply to any Employee included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers if retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.

                                  ARTICLE XX
                                 MISCELLANEOUS

     20.1 NO ENLARGEMENT OF EMPLOYEE RIGHTS.

          (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

          (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

          (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

     20.2 ADDRESSES. Each Participant shall be responsible for furnishing the Committee with his/her correct current address and the correct current name and address of his/her Beneficiary or Beneficiaries.

     20.3 NOTICES AND COMMUNICATIONS.

          (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by that office.

          (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States mail with postage prepaid, addressed to the Participant or Beneficiary at his/her last address of record with the Committee.

     20.4 REPORTING AND DISCLOSURE. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

     20.5 GOVERNING LAW. All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.

     20.6 INTERPRETATION. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

     20.7 WITHHOLDING FOR TAXES. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

     20.8 LIMITATION ON COMPANY. COMMITTEE AND TRUSTEE LIABILITY. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

     20.9 SUCCESSORS AND ASSIGNS. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     20.10 COUNTERPARTS. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

     20.11 APPLICATION OF FORFEITURES. Any forfeiture of benefits arising from a Participant's termination of employment, whether by reason of his/her death or otherwise, prior to the termination of the Plan or the complete discontinuance of contributions, will be used as soon as possible to reduce the Company contributions otherwise payable under the Plan, and will not be used to increase the benefits of Participants.

     20.12 MAILING OF PAYMENTS: LAPSED BENEFITS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 20.2 above. In the event that a retirement benefit is payable under this Plan to a Participant or his/her Beneficiary (including any person or entity entitled under Section 6.6 to receive the interest of a deceased Participant or deceased designated Beneficiary), and such Participant or eligible Beneficiary cannot be located for the purpose of effecting payment of such benefit during a period of two consecutive years, such benefit shall, upon the termination of such two year period, be forfeited and applied in accordance with the provisions of Section
20.11. Notwithstanding the foregoing, if after such a forfeiture the Participant or an eligible Beneficiary shall claim such forfeited benefit, said forfeited benefit shall be reinstated and paid to such claimant in accordance with all applicable provisions of this Plan.

     IN WITNESS WHEREOF, 20th Century Industries, a California corporation, has caused this instrument to be executed by its duly authorized officer this ___ day of __________, 19___, effective, however, as of January 1, 1989 except as otherwise expressly provided herein.

                                       20TH CENTURY INDUSTRIES

                                       By:__________________________________

                                       By:__________________________________

                            20TH CENTURY INSURANCE

                           EARLY RETIREMENT FACTORS

                                      Percentage of Benefit Payable
                                      -----------------------------
       Age at                      Section 5.3             Section 7.2
     Retirement                     (Note 2)                 (Note 3)
     ----------                     --------                 --------
         55                            50%                     37.4%
         56                            55                      41.0
         57                            60                      45.0
         58                            65                      49.5
         59                            70                      54.4
         60                            75                      60.0
         61                            80                      66.2
         62                            85                      73.2
         63                            90                      81.1
         64                            95                      89.9
         65                           100                     100.0

     Note 1: Percentages should be prorated to reflect age at retirement in years and months.

     Note 2: Factors to be used for immediate early retirements (Section 5.3). Reduction equal 5% for each year (5/12% for each month) that retirement precedes age 65.

     Note 3: Factors to be used for early retirement for terminated vested participants (Section 7.2). True actuarial equivalent factors based on 8% interest, 1983 Group Annuity Mortality Table (35% males, 65% females).

                                  APPENDIX I

                   MORTALITY RATES FOR ACTUARIAL EQUIVALENCE

            Mortality                         Mortality
  Age         Rate                 Age          Rate
  ---         ----                 ---          ----
    5       0.000231                60        0.005962
    6       0.000202                61        0.006579
    7       0.000182                62        0.007283
    8       0.000170                63        0.008087
    9       0.000165                64        0.009004
   10       0.000165                65        0.010049

   11       0.000172                66        0.011234
   12       0.000180                67        0.012574
   13       0.000187                68        0.014086
   14       0.000196                69        0.015785

   15       0.000205                70        0.017686
   16       0.000213                71        0.019807
   17       0.000223                72        0.022183
   18       0.000233                73        0.024851
   19       0.000244                74        0.027845

   20       0.000255                75        0.031204
   21       0.000268                76        0.034955
   22       0.000281                77        0.039102
   23       0.000295                78        0.043636
   24       0.000310                79        0.048551

   25       0.000327                80        0.053839
   26       0.000345                81        0.059495
   27       0.000363                82        0.065511
   28       0.000385                83        0.071880
   29       0.000408                84        0.078591

   30       0.000435                85        0.085639
   31       0.000462                86        0.093230
   32       0.000493                87        0.101753
   33       0.000526                88        0.110183
   34       0.000563                89        0.120081

   35       0.000610                90        0.130845
   36       0.000644                91        0.142374
   37       0.000686                92        0.154821
   38       0.000736                93        0.168277
   39       0.000796                94        0.183583
   40       0.000866                95        0.200502

                                   APPENDIX I
                   MORTALITY RATES FOR ACTUARIAL EQUIVALENCE

            Mortality                         Mortality
  Age         Rate                 Age          Rate
  ---         ----                 ---          ----
   41       0.000945                96        0.218095
   42       0.001038                97        0.236712
   43       0.001147                98        0.256815
   44       0.001274                99        0.279024

   45       0.001421               100        0.303586
   46       0.001591               101        0.330776
   47       0.001781               102        0.361051
   48       0.001986               103        0.394883
   49       0.002208               104        0.434473

   50       0.002439               105        0.481416
   51       0.002679               106        0.537507
   52       0.002930               107        0.604582
   53       0.003197               108        0.684518
   54       0.003486               109        0.779233

   55       0.003798               110        1.000000
   56       0.004138
   57       0.004516
   58       0.004939
   59       0.005418

          1983 Group Annuity Mortality Table (35% males, 65% females)


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